EXHIBIT 99.01

Neuralstem Announces Issuance of U.S. Patent Covering NSI-189

GERMANTOWN, Md., Feb. 22, 2017 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of central nervous system therapies based on its neural stem cell technology, today announced that U.S. Patent No. 9572807 was issued by the United States Patent and Trademark Office (USPTO) for NSI-189, the lead compound in Neuralstem's neurogenic small molecule program in development for the treatment of major depressive disorder. US 9,572,807 has claims to protocols for using NSI-189 and related compounds for treatment of major depressive disorder.  Counterparts have been filed in Australia, Canada, Europe, Japan, Singapore and South Korea.  These patents will expire in June 2035.

The new patent adds to the portfolio of over 20 U.S. and 120 foreign issued and pending patents that are owned or licensed to Neuralstem in the field of regenerative medicine.  This includes U.S. Patent No. 9,540,611, issued on January 10, 2017 by the USPTO, covering the treatment of neurodegenerative diseases using NSI-566, the company’s proprietary neural stem cell therapy candidate.

“We are excited to be bringing forward therapeutic options that could make a tremendous difference in the lives of those who suffer from nervous system disorders and conditions,” said Rich Daly, Chairman and CEO, Neuralstem.  “We will continue to aggressively establish a broad portfolio of intellectual property to protect our research and development efforts.”

About Neuralstem

Neuralstem’s patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are being developed as potential therapies for multiple central nervous system diseases and conditions.

Neuralstem’s technology enables the generation of small molecule compounds by screening hippocampal stem cell lines with its proprietary systematic chemical screening process.  The screening process has led to the discovery and patenting of molecules that Neuralstem believes may stimulate the brain’s capacity to generate new neurons, potentially reversing pathophysiologies associated with certain central nervous system (CNS) conditions.

The company has completed Phase 1a and 1b trials evaluating NSI-189, a novel neurogenic small molecule product candidate, for the treatment of major depressive disorder or MDD, and is currently conducting a Phase 2 efficacy study for MDD.

Neuralstem’s stem cell therapy product candidate, NSI-566, is a spinal cord-derived neural stem cell line. Neuralstem is currently evaluating NSI-566 in three indications: stroke, chronic spinal cord injury (cSCI), and Amyotrophic Lateral Sclerosis (ALS).

Neuralstem is conducting a Phase 1 safety study for the treatment of paralysis from chronic motor stroke at the BaYi Brain Hospital in Beijing, China.  In addition, NSI-566 is being evaluated in a Phase 1 safety study to treat paralysis due to chronic spinal cord injury as well as a Phase 1 and Phase 2a risk escalation, safety trials for ALS.  Patients from all three indications are currently in long-term observational follow-up periods to continue to monitor safety and possible therapeutic benefits.

Cautionary Statement Regarding Forward Looking Information

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2015, and Form 10-Q for the nine months ended September 30, 2016, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Danielle Spangler
Investor Relations
Neuralstem, Inc
301.366.1481

Lori Rosen
Public Relations
LDR Communications
917.553.6808